EXHIBIT H-1

COMPARISON OF MASSACHUSETTS AND DELAWARE GOVERNING INSTRUMENTS
AND STATE LAW

     The following is only a discussion of certain principal differences between the governing documents for each existing Massachusetts business trust (each an “Acquired Trust”) and its successor Delaware statutory trust (each an “Acquiring Trust”), and is not a complete description of the Acquired or Acquiring Trusts’ governing documents. Further information about each Acquired Trust’s current trust structure is contained in each Acquired Trust’s prospectus and governing documents and in relevant state law.

Organization and Capital Structure

     Each Acquired Trust is a Massachusetts business trust (an “MBT”). An MBT is an unincorporated business association organized under a Massachusetts statute governing business trusts (the “Massachusetts Statute”). Each Acquired Trust’s operations are governed by its respective Declaration of Trust (the “MA Declaration”) and its By-Laws (the “MA By-Laws”), both as they may have been amended from time to time. The business and affairs of each Acquired Trust are managed under the supervision of its respective Board of Trustees.

     The shares of beneficial interest of Franklin California Tax-Free Trust, Franklin New York Tax-Free Trust, Franklin Tax-Free Trust and Institutional Tax Free Trust each have no par value. The shares of beneficial interest of Franklin Investors Securities Trust, Franklin Value Investors Trust, Franklin Templeton Variable Insurance Products Trust and Templeton Income Trust each have a par value of $0.01 per share. Each MA Declaration authorizes an unlimited number of shares, which may be divided into separate and distinct series or classes.

     Each Acquiring Trust is a Delaware statutory trust (a “DST”). A DST is an unincorporated association organized under the Delaware Statutory Trust Act (the “Delaware Act”). Like an MBT, each Acquiring Trust’s operations are governed by its Declaration of Trust (the “DE Declaration”) and its By-Laws (its “DE By-Laws”), and its business and affairs are managed under the supervision of its Board of Trustees.

     Each Acquiring Trust’s shares of beneficial interest are issued without par value. Each DE Declaration authorizes an unlimited number of shares, which may be divided into separate and distinct series or classes. These series and classes will have the rights, powers and duties set forth in each DE Declaration or as specified in resolutions of each Acquiring Trust’s Board of Trustees. Each Acquiring Trust’s series and classes are identical to those of its corresponding Acquired Trust.

Meetings of Shareholders and Voting Rights

     Neither the MA Declarations nor the MA By-Laws require an Acquired Trust to hold an annual shareholders’ meeting. Rather, each Acquired Trust’s Board of Trustees decides whether and when shareholder meetings will be held.

      Except for Templeton Income Trust, each MA Declaration provides that, except when a larger quorum is required by applicable law, 40% of the outstanding shares entitled to vote shall constitute a quorum at a shareholders’ meeting. Templeton Income Trust’s By-Laws provide that a majority of the outstanding shares entitled to vote shall constitute a quorum at a shareholders’ meeting. Each MA Declaration provides that shareholders are entitled to one vote for each whole share that they own, and a proportionate fractional vote for each fractional share that they hold. Each Acquired Trust’s shareholders shall vote separately by series, except to the extent required by the Investment Company Act of 1940, as amended (the “1940 Act”), or when its trustees have determined that the matter affects only the interests of shareholders of some, but not all, series of shares, in which case only the shareholders of the affected series shall be entitled to vote. Subject to the foregoing requirements for voting shares separately by series, when a quorum is present at a meeting, a majority of the shares voted shall decide any questions and a plurality of votes shall elect a trustee, except when a larger vote is required by any provision of an Acquired Trust’s governing documents or by applicable law.

     Each MA Declaration provides that shareholders shall have the power to vote only on: (1) the election of trustees; (2) the termination of the Acquired Trust or any of its series; (3) whether or not a court action should be brought derivatively or as a class action on behalf of the Acquired Trust or the shareholders; or (4) such additional matters as

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may be required by the MA Declaration, the MA By-Laws, the Acquired Trust’s registration with the U.S. Securities and Exchange Commission, any state or as the trustees may consider necessary or desirable. In addition, Templeton Income Trust’s MA Declaration provides that shareholders shall have the power to vote on: (1) the approval of any advisory agreement; (2) the amendment of its MA Declaration; (3) the merger, consolidation or sale of assets of the Trust; and (4) the re-domestication of the Trust. There is no cumulative voting in the election of trustees under any MA Declaration.

      The Delaware Act does not require annual shareholders’ meetings. Each set of DE By-Laws authorizes the calling of a shareholders’ meeting by the Board, the chairperson of the Board or the president of the Trust to take action on any matter deemed necessary or desirable by the Board of Trustees. A shareholder meeting for the purpose of electing trustees may also be called by the chairperson of the Board of Trustees, and shall be called by the president or any vice-president at the request of holders of 10% or more of the outstanding shares if the requesting shareholders pay the reasonably estimated cost of preparing and mailing the notice. No meeting may be called at the request of shareholders to consider any matter that is substantially the same as a matter voted upon at a shareholders’ meeting held during the preceding twelve (12) months, unless requested by holders of a majority of all outstanding shares entitled to vote at such meeting.

     Each DE Declaration generally provides that each full share of an Acquiring Trust is entitled to one vote and each fractional share is entitled to a fractional vote. All shares of an Acquiring Trust entitled to vote on a matter shall vote in the aggregate without differentiation between shares of separate series or classes. With respect to any matter that affects only the interests of some but not all series or classes, or where otherwise required by the 1940 Act, only the shareholders of the affected series or classes shall be entitled to vote on the matter.

     Each DE Declaration provides that forty percent (40%) of the outstanding shares of the Acquiring Trust (or a series or class, as applicable), entitled to vote at a meeting, which are present in person or represented by proxy, shall constitute a quorum at the meeting, except when there is a legal requirement for a larger quorum. Subject to any legal requirements for a different vote, in all matters other than the election of trustees, shareholders may approve a proposal by a majority of votes cast. Trustees are elected by a plurality of votes cast. Where a separate vote by series or class is required, these voting requirements apply to those separate votes. There is no cumulative voting for any matter.

Liability of Shareholders

     The Massachusetts Statute does not include an express provision relating to the limitation of liability of the beneficial owners of an MBT. Each MA Declaration provides that no shareholder shall be subject to any personal liability whatsoever to any person in connection with property of its Acquired Trust or the acts, obligations or affairs of the Trust. Each MA Declaration further provides that, if any shareholder is made a party to any suit or proceeding to enforce any such liability of its Acquired Trust, he or she shall not be held to any personal liability. Each Acquired Trust shall indemnify and hold each shareholder harmless from and against all claims and liabilities to which such shareholder may become subject by reason of being or having been a shareholder, and shall reimburse the shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability.

     Consistent with the Delaware Act, each DE Declaration provides that no Acquiring Trust shareholder, as such, shall be subject to any personal liability whatsoever to any person in connection with the property, acts, obligations or affairs of the Acquiring Trust. However, each Acquiring Trust’s Board of Trustees may cause any shareholder to pay for charges of its Acquiring Trust’s custodian or transfer, dividend disbursing, shareholder servicing or similar agent for services provided to that shareholder that are beyond the customary services provided for the benefit of all shareholders.

Liability Among Series

     The Massachusetts Statute does not contain statutory provisions addressing series or class liability with respect to multi-series or multi-class investment companies. Each MA Declaration provides that the assets and liabilities of a particular series shall be separate from any other series. All persons extending credit to, contracting with, or having any claim against a particular series of an Acquired Trust shall look only to the assets of that particular series for payment of the credit, contract or claim.

     Each DE Declaration also provides that each series of its Acquiring Trust shall be separate and distinct from any other series of the Acquiring Trust and shall hold and account for the assets and liabilities belonging to any series separately from the assets and liabilities of the Acquiring Trust or any other series. Each class of a series of an Acquiring Trust shall be separate and distinct from any other class of that series.

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Dividends and Distributions

     Each MA Declaration provides that each shareholder of a series is entitled to receive a series’ distributions of income and capital gains in the manner, at the time and on the terms set by its Acquired Trust’s Board of Trustees. Each DE Declaration provides that the shareholders of any series or class of its Acquiring Trust shall be entitled to receive dividends and distributions when, if and as declared by its Board of Trustees. The right of an Acquiring Trust’s shareholders to receive dividends or other distributions on shares of any class may be set forth in a plan adopted by the Acquiring Trust’s Board of Trustees pursuant to the 1940 Act. For both MBTs and DSTs, dividends and distributions may be paid in cash, kind or in shares of the respective Trust, and the respective Boards may retain such amounts as they may deem necessary or desirable for the conduct of the respective Trust’s affairs.

Election of Trustees; Terms; Removal

      Each MA Declaration provides that, except in the event of death, resignation or removal, each Acquired Trust trustee shall hold office until the next meeting of shareholders called for the purpose of electing trustees and until his or her successor is elected and qualified. The MA Declarations for each of the Institutional Fiduciary Trust, Templeton Income Trust and Franklin New York Tax-Free Trust provide that their trustees may also be removed in the event of court declared incompetency or bankruptcy.

     Under each DE Declaration, each trustee of an Acquiring Trust shall hold office for the earlier of (1) the lifetime of the Acquiring Trust; (2) the trustee’s earlier death, resignation, removal, retirement or inability otherwise to serve; or (3) the next meeting of shareholders called for the purpose of electing trustees and the election and qualification of his or her successor. Under each DE Declaration, any trustee may be removed, with or without cause, by its Acquiring Trust’s Board of Trustees, by action of a majority of the trustees then in office, or by the vote of the shareholders at any meeting called for that purpose.

     There is no cumulative voting for the election of trustees of the MBTs or DSTs. The governing instruments for both the MBTs or DSTs provide a mechanism for the respective Boards to fill vacancies.

Liability of Trustees and Officers; Indemnification

      The Massachusetts Statute does not include an express provision limiting the liability of the trustees of an MBT. Each MA Declaration provides that no trustee, officer, employee or agent of the Acquired Trust shall be subject to any personal liability whatsoever, except that the trustees are not protected from any liability to which they may be subject as a result of their bad faith, willful misfeasance, gross negligence or reckless disregard in discharging their duties to their Acquired Trust or its shareholders (“Disqualifying Conduct”). Claimants may only look to the property of an Acquired Trust for satisfaction of claims arising in connection with the affairs of the Acquired Trust. If any trustee, officer, employee or agent of an Acquired Trust is made a party to any suit or proceeding to enforce any such claim, he or she shall not be held to any personal liability.

      Each MA Declaration provides that every person who is, or has been, a trustee or officer of an Acquired Trust shall be indemnified by the Acquired Trust to the fullest extent permitted by law. This indemnification covers all liability and expenses reasonably incurred or paid in connection with any proceeding in which he or she becomes involved because of being or having been a trustee or officer. Each set of MA By-Laws further provides, however, that no indemnification shall be provided to a trustee or officer: (1) for any liability to the Acquired Trust or the shareholders arising from Disqualifying Conduct; (2) for any matter where the trustee or officer has been finally adjudged to be liable in the performance of his or her duty to the Acquired Trust unless a legal determination has been made that the person was not liable because he or she engaged in Disqualifying Conduct; or (3) in the event of a settlement resulting in a payment by a trustee or officer, unless there has been a determination that the trustee or officer did not engage in Disqualifying Conduct. In addition, the MA Declarations for Franklin Templeton Variable Insurance Products Trust and Franklin Value Investors Trust provide that no indemnification shall be provided to a trustee or officer for any matter where the trustee or officer has been finally adjudged to be liable because he or she improperly received a personal benefit.

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      Each DE Declaration provides that any person who is or was a trustee, officer, employee or other agent of an Acquiring Trust shall be liable to the Acquiring Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) the person’s own Disqualifying Conduct. Except in these instances, these persons shall not be responsible or liable for any act or omission of any other agent of an Acquiring Trust or its investment adviser or principal underwriter to the fullest extent that limitations of liability are permitted by the Delaware Act. Moreover, except in these instances, none of these persons, when acting in their respective capacity as such, shall be personally liable to any other person, other than an Acquiring Trust or its shareholders, for any act, omission or obligation of the Acquiring Trust or any trustee thereof.

      Each Acquiring Trust shall indemnify, to the fullest extent permitted under applicable law, any of these persons who are a party to any proceeding because the person is or was an agent of the Acquiring Trust. These persons shall be indemnified against any expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any proceeding by judgment, settlement or otherwise shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the conduct was unlawful. There shall nonetheless be no indemnification for a person’s own Disqualifying Conduct.

Preemptive, Dissenter’s and Other Rights

     Each MA Declaration provides that its Acquired Trust shareholders are not entitled to any preference, preemptive, appraisal, conversion or exchange rights. Each DE Declaration provides that no shareholder shall have any preemptive or other right to subscribe for new or additional authorized but unissued shares or other securities issued by its Acquiring Trust or any series thereof.

Amendments to Organizational Documents

     Except for the Templeton Income Trust MA Declaration, each MA Declaration may be amended by an instrument in writing signed by a majority of the trustees. The Templeton Income Trust MA Declaration may be amended by an instrument in writing signed by a majority of the outstanding shares or by a majority of the trustees with the consent of the majority of outstanding shares. Except for the Templeton Income Trust Board of Trustees, each Acquired Trust Board of Trustees may amend its MA Declaration in its sole discretion, and without the need for a shareholder vote, in order to add, delete, replace or modify any provisions relating to the shares of the Acquired Trust if the trustees determine that the action is consistent with the fair and equitable treatment of all shareholders or that shareholder approval is not otherwise required by the 1940 Act or other applicable law. The Templeton Income Trust MA Declaration permits its Board of Trustees to amend the MA Declaration without the need for a shareholder vote: (1) in order to change the name of the Trust; (2) to supply any omission or to cure, correct or supplement any ambiguous, defective or inconsistent provision; or (3) if the trustees deem it necessary to conform the MA Declaration to the requirements of applicable federal laws. Each set of MA By-Laws may be amended or repealed, or new MA By-Laws may be adopted, by: (1) the vote of a majority of the outstanding shares; or (2) the Acquired Trust’s Board of Trustees. However, no set of MA By-Laws may be amended, adopted or repealed by the trustees if there is a legal requirement for a vote of shareholders.

     Each DE Declaration may be amended or restated at any time by a written instrument signed by a majority of its Acquiring Trust’s Board of Trustees and, if legally required, by approval of the amendment by shareholders. Each set of DE By-Laws may be amended, restated or repealed or new By-Laws may be adopted by the affirmative vote of a majority of shareholders of the respective Acquiring Trust or by a majority of the respective Acquiring Trust’s Board of Trustees.

Inspection Rights

     Except for the Templeton Income Trust’s MA By-Laws, each set of MA By-Laws provides that the minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder at any reasonable time during regular business hours for a purpose reasonably related to the shareholder’s interests. The Templeton Income Trust’s MA By-Laws provide that the trustees shall determine whether and to what extent, and at what times

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and places, and under what conditions and regulations the accounts and books of the Trust shall be open for inspection by shareholders. No shareholder has any right to inspect any account or book or document of the Templeton Income Trust except as conferred by laws or authorized by the trustees or by resolution of the shareholders.

     Each set of DE By-Laws provides that, upon reasonable written demand to an Acquiring Trust, a shareholder may inspect certain information as to the governance and affairs of its respective Acquiring Trust for any purpose reasonably related to the shareholder’s interest as a shareholder. However, reasonable standards governing the information and documents to be furnished and the time and location of furnishing them (including limitations as to regular business hours), may be established by the Board or, if the Board has not done so, by the president, any vice-president or the secretary. In addition, each set of DE By-Laws also authorizes its respective Board or, in case the Board does not act, the president, any vice president or the secretary, to keep confidential from shareholders for a reasonable period of time any information that the Board or the officer reasonably believes to be in the nature of trade secrets or other information that the Board or the officer in good faith believes: (1) would not be in the best interests of the respective Acquiring Trust to disclose; (2) could damage the respective Acquiring Trust; or (3) that the respective Acquiring Trust is required by law or by agreement with a third party to keep confidential.

Dissolution and Termination

      Each MA Declaration provides that its Acquired Trust or any of its series may be terminated by: (1) the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the Trust or series, as applicable; or (2) except for Templeton Income Trust, by the trustees by written notice to shareholders. The Templeton Income Trust MA Declaration permits its trustees to terminate the Trust only with the consent of not less than two-thirds of the Trust’s shareholders. After termination of an Acquired Trust or any series and any final distribution to shareholders, the respective Board of Trustees must wind up the affairs of the applicable Acquired Trust or series.

     Under each DE Declaration, the respective Acquiring Trust, or one of its series or classes, may be dissolved by a majority of votes cast of the Acquiring Trust, series or class, as applicable, or at the discretion of its respective Board of Trustees at any time there are no outstanding shares or upon prior written notice to the Acquiring Trust’s, series’ or class’ shareholders. When an Acquiring Trust or one of its series has dissolved, its Board shall pay or make reasonable provision to pay all known claims and obligations, including those that are contingent, conditional and unmatured. Each DE Declaration further provides that any remaining assets of a dissolved Acquiring Trust or series shall be distributed to the shareholders of the respective Trust or series, as applicable, ratably according to the number of outstanding shares of the respective Trust or series held of record by the shareholders on the dissolution distribution date.

Derivative Actions

     The MA Declarations do not specifically address derivative actions other than the specific provision on shareholder voting regarding derivative actions described above.

     Under the Delaware Act, a shareholder may bring a derivative action if trustees with authority to do so have refused to bring the action or if a demand upon the trustees to bring the action is not likely to succeed. A shareholder may bring a derivative action only if the shareholder is a shareholder at the time the action is brought and (1) was a shareholder at the time of the transaction complained about, or (2) acquired the status of shareholder by operation of law or an Acquiring Trust’s governing instrument from a person who was a shareholder at the time of the transaction.

      A shareholder’s right to bring a derivative action may also be subject to additional standards and restrictions set forth in an Acquiring Trust’s governing instrument. Each DE Declaration provides that a shareholder may bring a derivative action on behalf of its respective Acquiring Trust only if the shareholder first makes a pre-suit demand upon its respective Board of Trustees to bring the action, unless the pre-suit demand is excused. A pre-suit demand shall only be excused if a majority of the respective Board of Trustees, or a majority of any committee established to consider the merits of the action, has a material personal financial interest in the action at issue. A trustee shall not be deemed to have a material personal financial interest in an action by virtue of receiving payment for serving on the respective Board of Trustees of an Acquiring Trust or of one or more other investment companies with the same or an affiliated investment adviser or underwriter.

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